Number *** *** | Shares *** ***

DENVER RESOURCES INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK

PAR VALUE $0.001

COMMON VOTING STOCK
FULLY PAID AND NON-ASSESSABLE

SPECIMEN

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF *** ***

SHARES OF THE COMMON STOCK OF DENVER RESOURCES INC., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. **Witness** the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

Issue Date:

Denver Resources Inc.

Myron Kinach
President

Corporate Seal
NEVADA

Myron Kinach
Secretary